Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FIRST QUARTER 2008 FINANCIAL RESULTS

FIRST QUARTER 2008 HIGHLIGHTS

•	Total revenue increased to $382.2 million

•	Adjusted EBITDA increased to $262.5 million

•	Cash provided by operating activities was $182.4 million

Boston, Massachusetts – May 2, 2008: American Tower Corporation (NYSE: AMT) today reported financial results for the first quarter ended March 31, 2008.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “We experienced another strong quarter as demand remained robust for our tower space across all three of our current geographic markets: the United States, Mexico and Brazil. We believe that these demand levels are supported by longer-term trends, including our customers’ efforts to continually improve voice network quality and the increasing success and pervasiveness of wireless data. We anticipate these trends to create an environment that is positive for the tower industry, and in particular, we believe that the quality of our asset base, our scale, and our proven ability to operate these assets will allow us to capture a significant share of the potential opportunity.

“Our strategic and financial initiatives have enabled us to opportunistically expand our footprint with attractive acquisitions, as well as raise incremental liquidity on favorable terms. We added 265 new communications sites in our existing markets in the first quarter, primarily through acquisitions, with strong initial returns and prospects for additional growth. In addition, we entered into a build-to-suit program in India for approximately 200 towers. Our ability to access the capital markets at attractive rates was demonstrated in the first quarter as we raised an incremental $325 million term loan, of which a significant portion is fixed at an interest rate below 4%. We remain committed to continuing to explore opportunities to add quality assets to our portfolio in our existing markets as well as in new geographies and we remain focused and disciplined in achieving our return criteria while maintaining an appropriate financial profile.”

First Quarter 2008 Operating Highlights

American Tower generated the following operating results for the quarter ended March 31, 2008 (unless otherwise indicated, all comparative information is presented against the quarter ended March 31, 2007):

Total revenue increased 8.4% to $382.2 million and rental and management segment revenue increased 8.1% to $374.0 million. Rental and Management Segment Gross Margin increased 9.3% to $290.6 million and network development services segment revenue and Gross Margin increased to $8.2 million and $4.6 million, respectively. Rental and management segment revenue and Gross Margin include a year over year decrease of approximately $5.2 million non-cash straight-line revenue which was included in the Company’s previously disclosed outlook.

Total selling, general, administrative and development expense was $48.9 million. The Company’s selling, general, administrative and development expense for the quarter includes stock-based compensation expense of $16.3 million and $0.6 million of additional costs related to ongoing legal and governmental proceedings and other related costs associated with the Company’s historical stock option granting practices. Including costs related to the stock option review, Adjusted EBITDA increased 10.9% to $262.5 million and Adjusted EBITDA Margin was 69%.

Operating income increased to $144.9 million and income from continuing operations increased to $42.2 million, which includes approximately $30.2 million pre-tax and $18.9 million, net of tax, respectively, related to the Company’s change in useful life estimates for its towers and related intangible assets, as discussed below. Net income was $42.2 million or $0.11 per basic common share and $0.10 per diluted common share.

Free Cash Flow was $137.8 million, consisting of $182.4 million of cash provided by operating activities, less $44.6 million of payments for purchase of property and equipment and construction activities, including $36.7 million of capital spending on the construction of new towers, the installation of in-building systems and ground lease purchases as well as capital for the redevelopment of existing sites to meet additional tenant demand. During the quarter ended March 31, 2008, the Company completed the construction of 18 towers and the installation of 3 in-building systems and spent approximately $8.5 million on ground lease purchases.

Please refer to Non-GAAP and Defined Financial Measures on page 4 for definitions of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 9 through 12.

Asset Life Estimates

As previously disclosed, the Company undertook a review of the estimated useful life of its towers and related intangible assets in the second half of 2007 to determine whether it should modify its current estimates based on its historical operating experience. The Company retained an independent consultant to assist it in completing this review and received a report from the consultant in the first quarter of 2008. Through December 31, 2007, the Company depreciated its towers and related intangible assets on a straight-line basis over the shorter term of the underlying ground lease (including renewal options) or its estimated useful life, which the Company had historically estimated to be 15 years. The Company has concluded that it should increase the estimated useful life of its towers and related intangible assets from 15 to 20 years and has accounted for the change prospectively, effective January 1, 2008. As a result of the change, the Company’s depreciation and amortization expense was reduced by approximately $30.2 million for the first quarter of 2008.

Stock Repurchase Program

During the quarter ended March 31, 2008, the Company repurchased a total of 4.5 million shares of its Class A common stock for approximately $170.6 million. As of April 28, 2008 the Company had repurchased pursuant to its publicly announced stock repurchase programs an aggregate of 57.1 million shares of its Class A common stock for approximately $2.2 billion since November 2005, which includes the repurchase of 0.8 million shares of its Class A common stock for approximately $32.9 million, during the period April 1, 2008 to April 28, 2008.

International Business Development Update

Subsequent to the quarter ended March 31, 2008, the Company entered into a build-to-suit agreement with a wireless carrier in India to build approximately 200 tower sites. In connection with the agreement, the Company anticipates incurring additional capital expenditures of approximately $15 million and expects to complete the construction of the sites by the end of 2008. In addition, the Company is continuing to evaluate other opportunities within the region for additional investment opportunities that meet our return on investment criteria.

Full Year 2008 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of May 2, 2008. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	Full Year 2008
Rental and management segment revenue (1)	$1,530	to	$1,545
Rental and management segment gross margin (1)(2)	1,184	to	1,201

Network development services segment revenue	35	to	50
Network development services segment gross margin (2)	15	to	20

Adjusted EBITDA (1)(2)(3)	1,072	to	1,091

Depreciation, amortization and accretion (4)	400	to	415
Interest expense	265	to	255
Income from continuing operations	194	to	199

Cash provided by operating activities	775	to	810
Payments for purchase of property and equipment and construction activities (5)(6)	200	to	230

(1)	The Company’s full year 2008 outlook includes an estimated decrease in non-cash straight-line revenues of approximately $25 million from the full year 2007. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1 “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of our Form 10-K for the year ended December 31, 2007.)
(2)	See Non-GAAP and Defined Financial Measures below.
(3)	The Company’s full year 2008 outlook for Adjusted EBITDA does not include (a) any estimate of future costs associated with the legal and governmental proceedings related to the review of the Company’s historical stock option granting practices; (b) $57 million to $60 million of stock-based compensation expense; and includes (c) $9 million of international business development expense.
(4)	The Company’s full year 2008 outlook for depreciation, amortization and accretion reflects the change to the Company’s useful life estimate of its towers and related intangible assets from 15 to 20 years.
(5)	The Company’s full year 2008 outlook for capital expenditures includes costs for the construction of approximately 300 to 400 new sites, including tower sites and in-building systems in the United States, Mexico and Brazil, and approximately $40 million to $60 million of ground lease purchases, predominately in the United States.
(6)	The Company’s full year 2008 outlook for capital expenditures includes approximately $15 million related to the construction of approximately 200 tower sites pursuant to the Company’s build-to-suit agreement in India.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its first quarter 2008 financial results and the Company’s outlook for the full year 2008. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chief Executive Officer. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 235-9047

International dial-in: (706) 645-9644

Passcode: 43052400

A replay of the call will be available from 11:30 a.m. ET May 2, 2008 until 11:59 p.m. ET May 9, 2008. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 43052400

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates over 23,000 sites in the United States, Mexico and Brazil. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. American Tower defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments and net loss on sale of long-lived assets, stock-based compensation expense, corporate expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. American Tower defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments and net loss on sale of long-lived assets, stock-based compensation expense, corporate expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, impairments and net loss on sale of long-lived assets, and stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2008 outlook, our stock repurchase programs and our international business development initiatives. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in the loan agreement for our Revolving Credit Facility and Term Loan, the indentures governing our debt securities, and the loan agreement related to our Securitization could adversely affect our business by limiting flexibility; (5) we have identified a material weakness in our internal control over financial reporting related to accounting for income taxes that, until remediated, could result in a material misstatement in our financial statements; (6) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (7) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the credit worthiness of its tenants; (8) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (9) a substantial portion of our revenue is derived from a small number of customers; (10) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to governmental regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (15) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (16) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (17) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; (18) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; and (19) pending civil litigation relating to our historical stock option granting practices exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$121,633	$33,123
Restricted cash	50,127	53,684
Short-term investments and available-for-sale securities	6,802	7,224
Accounts receivable, net	37,120	40,316
Prepaid and other current assets	76,076	71,264
Deferred income taxes	40,080	40,063

Total current assets	331,838	245,674

Property and equipment, net	3,030,388	3,045,186
Goodwill	2,188,312	2,188,312
Other intangible assets, net	1,670,389	1,686,434
Deferred income taxes	455,578	479,854
Notes receivable and other long-term assets	515,722	484,997

Total	$8,192,227	$8,130,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$149,533	$175,464
Accrued interest	50,820	33,702
Current portion of long-term obligations	1,688	1,817
Unearned revenue	104,482	106,395

Total current liabilities	306,523	317,378

Long-term obligations	4,433,162	4,283,467
Other long-term liabilities	535,998	504,178

Total liabilities	5,275,683	5,105,023

Minority interest in subsidiaries	3,277	3,342

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,537	4,527
Additional paid-in capital	7,801,002	7,772,382
Accumulated deficit	(2,661,218)	(2,703,373)
Accumulated other comprehensive loss	(11,137)	(3,626)
Treasury stock	(2,219,917)	(2,047,818)

Total stockholders’ equity	2,913,267	3,022,092

Total	$8,192,227	$8,130,457

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
REVENUES:
Rental and management	$373,983	$346,029
Network development services	8,201	6,445

Total operating revenues	382,184	352,474

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	86,931	83,761
Network development services	3,627	3,522
Depreciation, amortization and accretion	97,072	130,194
Selling, general, administrative and development expense (1)	48,909	48,643
Impairments and net loss on sale of long-lived assets	789	244

Total operating expenses	237,328	266,364

OPERATING INCOME	144,856	86,110

OTHER INCOME (EXPENSE)
Interest income, TV Azteca, net	3,541	3,498
Interest income	963	3,617
Interest expense	(65,514)	(53,274)
Loss on retirement of long-term obligations	(25)	(4,152)
Other (expense) income	(778)	2,998

Total other expense	(61,813)	(47,313)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	83,043	38,797

Income tax provision	(40,801)	(17,631)
Minority interest in net earnings of subsidiaries	(73)	(88)
Income on equity method investments	5	2

INCOME FROM CONTINUING OPERATIONS	42,174	21,080

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET	(19)	1,148

NET INCOME	$42,155	$22,228

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations	$0.11	$0.05
(Loss) income from discontinued operations	—	—

Net income	$0.11	$0.05

DILUTED:
Income from continuing operations	$0.10	$0.05
(Loss) income from discontinued operations	—	—

Net income	$0.10	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	397,128	421,627

DILUTED	421,622	439,557

(1)	Selling, general, administrative and development expense includes $16,264 and $16,667 of stock-based compensation expense for the three months ended March 31, 2008 and March 31, 2007, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42,155	$22,228
Non-cash stock-based compensation expense	16,264	16,667
Other non-cash items reflected in statements of operations	130,774	152,344
Decrease in restricted cash	1,238	—
Increase in net deferred rent asset	(7,728)	(12,901)
Increase in assets	(9,187)	(11,757)
Increase in liabilities	8,866	4,806

Cash provided by operating activities	182,382	171,387

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(44,625)	(31,445)
Payments for acquisitions	(28,312)	(10,061)
Proceeds from sale of available-for-sale securities and other long term assets	2,136	9,095
Deposits, restricted cash and investments	2,070	65

Cash used for investing activities	(68,731)	(32,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	475,000	310,000
Repayments of notes payable, credit facilities and capital leases	(325,640)	(225,849)
Purchases of Class A common stock	(182,750)	(499,013)
Proceeds from stock options, warrants and stock purchase plan	11,644	46,845
Deferred financing costs and other financing activities	(3,395)	(5,137)

Cash used for financing activities	(25,141)	(373,154)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	88,510	(234,113)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	33,123	281,264

CASH AND CASH EQUIVALENTS, END OF PERIOD	$121,633	$47,151

CASH PAID FOR INCOME TAXES	$11,720	$4,547

CASH PAID FOR INTEREST	$46,300	$39,793

UNAUDITED SELECTED FINANCIAL INFORMATION (In thousands, except where noted)

SELECTED BALANCE SHEET DETAIL:

March 31, 2008
Long-term obligations summary, including current portion:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	650,000
Senior Unsecured Term Loan (1)	325,000
7.500% Senior Notes due 2012	225,000
7.125% Senior Notes due 2012	501,874
7.000% Senior Notes due 2017	500,000
5.000% Convertible Notes due 2010	59,683
3.250% Convertible Notes due 2010 (2)	18,333
3.000% Convertible Notes due 2012	344,585
7.250% Senior Subordinated Notes due 2011	288
Other debt, including capital leases	60,087

Total debt	4,434,850

Cash and cash equivalents	121,633
Net debt (Total debt less cash and cash equivalents)	4,313,217

(1)	On March 24, 2008, the Company entered into a new $325.0 million senior unsecured term loan. In connection with that transaction, the Company received approximately $321.7 million of net proceeds, which, along with available cash on hand, were used to repay $325.0 million of existing indebtedness under the Company’s senior unsecured revolving credit facility.
(2)	Subsequent to March 31, 2008, holders of approximately $13.6 million principal amount of the Company’s 3.25% Convertible Notes due 2010 converted their notes into 1.1 million shares of the Company’s Class A common stock. In connection with the conversions, the Company paid the noteholders approximately $0.2 million calculated based on the discounted value of future interest payments on the notes.

Share count rollforward (In millions):
Total shares outstanding, as of December 31, 2007	399.5
Shares repurchased	(4.5)
Shares issued – conversions of convertible notes and warrant exercises	0.3
Shares issued – employee stock option exercises and vesting of restricted stock units	0.7

Total shares outstanding, as of March 31, 2008	396.0

Aggregate potential dilutive shares from other securities (In millions of shares):
Convertible notes (1)	18.3
Stock options with an average exercise price of $21.87 per share (2)	8.2
Warrants (3)	2.3

Potential dilution, as of March 31, 2008	28.8

(1)	Includes 16.8 million shares related to the Company’s 3.0% Convertible Notes due 2012 which are convertible at $20.50 per share and 1.5 million shares related to the Company’s 3.25% Convertible Notes due 2010 which are convertible at $12.22 per share, and excludes 1.2 million shares related to the Company’s 5.0% Convertible Notes due 2010 which are convertible at $51.50 per share.
(2)	Reflects vested and exercisable options outstanding and excludes (a) 9.8 million of unvested options; and (b) 1.2 million of unvested restricted stock units outstanding as of March 31, 2008.
(3)	Includes 0.4 million shares related to warrants with an exercise price of $0.01 per share and 1.9 million shares related to warrants with an effective exercise price of $4.48 per share.

UNAUDITED SELECTED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

SELECTED INCOME STATEMENT DETAIL:

	Three Months Ended March 31,
	2008	2007
Selling, general, administrative and development expense breakout:
Rental and management segment overhead	$16,386	$16,147
Network development services segment overhead	1,312	1,062
Corporate expenses (1)	13,110	13,040
International business development expenses	1,837	1,727
Stock-based compensation expense	16,264	16,667

Total	$48,909	$48,643

(1)	Includes $550 and $2,790 of costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the three months ended March 31, 2008 and March 31, 2007, respectively.

	Three Months Ended March 31,
	2008	2007
Interest expense detail:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$24,404	—
Senior Unsecured Revolving Credit Facility and Term Loan	12,504	—
7.500% Senior Notes due 2012	4,219	$4,219
7.125% Senior Notes due 2012	8,577	8,583
7.000% Senior Notes due 2017	8,750	—
5.000% Convertible Notes due 2010	746	2,083
3.250% Convertible Notes due 2010	149	562
3.000% Convertible Notes due 2012	2,610	2,610
Secured OpCo Credit Facilities	—	26,582
7.250% Senior Subordinated Notes due 2011	5	5,892
Other debt, including capital leases and deferred financing costs	3,550	2,743

Total	$65,514	$53,274

SELECTED CASH FLOW DETAIL:

	Three Months Ended March 31,
	2008	2007
Payments for purchase of property and equipment and construction activities:
Discretionary – new tower build and in-building installation	$6,785	$6,736
Discretionary – ground lease purchases	8,460	9,874
Redevelopment	21,427	7,347
Capital improvements	6,480	6,051
Corporate	1,473	1,437

Total	$44,625	$31,445

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended March 31, 2008	Wireless	Broadcast	In-building	Total
Beginning balance, January 1, 2008	22,248	407	152	22,807
New construction	18	—	3	21
Acquisitions	244	—	—	244
Adjustments/Reductions	(13)	7	—	(6)

Ending balance, March 31, 2008	22,497	414	155	23,066

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES (In thousands, except where noted)

The reconciliation of net income to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Gross Margin, Network Development Services Segment Operating Profit, Network Development Services Segment Gross Margin and Adjusted EBITDA Margin are as follows:

	Three Months Ended March 31,
	2008	2007
Net income	42,155	$22,228
Loss (income) from discontinued operations, net	19	(1,148)

Income from continuing operations	42,174	21,080

Interest expense	65,514	53,274
Interest income	(963)	(3,617)
Interest income, TV Azteca, net	(3,541)	(3,498)
Loss on retirement of long-term obligations	25	4,152
Income tax provision	40,801	17,631
Minority interest in net earnings of subsidiaries	73	88
Income on equity method investments	(5)	(2)
Other expense (income)	778	(2,998)

Operating income	144,856	86,110

Depreciation, amortization and accretion	97,072	130,194
Impairments and net loss on sale of long-lived assets	789	244
Stock-based compensation expense	16,264	16,667
Plus: Interest income, TV Azteca, net	3,541	3,498

Adjusted EBITDA	$262,522	$236,713

Corporate expenses, excluding stock-based compensation expense	14,947	14,767
Network development services segment overhead	1,312	1,062
Network development services segment operating expenses	3,627	3,522
Network development services segment revenue	(8,201)	(6,445)

Rental and Management Segment Operating Profit	$274,207	$249,619

Rental and Management segment overhead	16,386	16,147

Rental and Management Segment Gross Margin	$290,593	$265,766

Adjusted EBITDA (from above)	$262,522	$236,713
Corporate expenses, excluding stock-based compensation expense	14,947	14,767
Rental and Management segment overhead	16,386	16,147
Rental and Management segment operating expenses	86,931	83,761
Interest income, TV Azteca, net	(3,541)	(3,498)
Rental and Management segment revenue	(373,983)	(346,029)

Network Development Services Segment Operating Profit	$3,262	$1,861

Network development services segment overhead	1,312	1,062

Network Development Services Segment Gross Margin	$4,574	$2,923

Adjusted EBITDA (from above)	262,522	236,713
Divided by total operating revenues	382,184	352,474

Adjusted EBITDA Margin	69%	67%

UNAUDITED CALCULATION OF DEFINED FINANCIAL MEASURES, CONTINUED (In thousands)

The calculation of Free Cash Flow is as follows:

	Three Months Ended March 31,
	2008	2007
Cash provided by operating activities	$182,382	$171,387
Payments for purchase of property and equipment and construction activities	(44,625)	(31,445)

Free Cash Flow	137,757	$139,942

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES (In millions)

The reconciliation of Income from continuing operations to Adjusted EBITDA Outlook is as follows:

	Full Year 2008
Income from continuing operations (1)	$194	$199
Interest expense	265	255
Depreciation, amortization and accretion	400	415
Stock-based compensation expense	57	60
Other, including impairments and net loss on sale of long-lived assets, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax benefit (provision) and minority interest in net earnings of subsidiaries	156	162

Adjusted EBITDA	$1,072	$1,091

(1)	The company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

###